Exhibit 99.1
NEWS RELEASE
800 Cabin Hill Drive, Greensburg, PA 15601-1650

Media contact:	Investor contact:
David Neurohr Director, External Communications Phone: (724) 838-6020 Media Hotline: (888) 233-3583 E-mail: dneuroh@alleghenyenergy.com	Max Kuniansky Executive Director, Investor Relations and Corporate Communications Phone: (724) 838-6895 E-mail: mkunian@alleghenyenergy.com
FOR IMMEDIATE RELEASE
Allegheny Energy Announces Executive Resignation
GREENSBURG, Pa., July 22, 2008 — Allegheny Energy, Inc. (NYSE: AYE) today announced that David E. Flitman, President of its electric delivery business, Allegheny Power, is leaving the company to accept a position with another employer.
“We thank Dave for his hard work and dedication in leading Allegheny Power, and we wish him well in his new position,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy.
Allegheny Energy
Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned electric utility with total annual revenues of over $3 billion and more than 4,000 employees. The company owns and operates generating facilities and delivers low-cost, reliable electric service to nearly 1.6 million customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit the company’s Web site at www.alleghenyenergy.com.
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